EXHIBIT  23.2



               Consent of Independent Certified Public Accountants


We have issued our report dated February 7, 2003 accompanying the consolidated financial statements included in the Annual Report of Pomeroy IT Solutions, Inc. (formerly Pomeroy Computer Resources, Inc.) on Form 10-K for the year ended January 5, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Form S-8 (File No. 333-74871, effective March 23, 1999).

Grant  Thornton  LLP

/s/  Grant  Thornton  LLP

Cincinnati,  Ohio
March  18,  2004


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